Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52408 and 333-66244) and Form S-3 (No. 333-110111) of WJ Communications, Inc. of our report dated March 11, 2004 relating to the financial statements of EiC Enterprises Limited, which appear in the Current Report on Form 8-K/A of WJ Communications, Inc. dated June 18, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Hsinchu, Taiwan
31 August 2004